UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2006

SBS Interactive, Co.
(Exact name of registrant as specified in its charter)

Florida	000-28363	65-0705830
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

247 Lesmill Road Toronto, Ontario Canada (Address of principal executive offices)	M3B 2V1
(Zip Code)

(416) 223-9293
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 12, 2006, and effective immediately, Todd E. Gotlieb resigned as President and Chief Accounting Officer of the Registrant.

Effective as of January 30, 2006, Trent Walklett resigned from the Board of Directors of the Registrant.

On January 12, 2006, Steven S. Cady was elected as President and Chief Accounting Officer of the Registrant to fill the vacancy created by Mr. Gotlieb’s departure. At its meeting on January 30, 2006, the Board of Directors of the Registrant appointed Mr. Cady as a Director of the Registrant to fill the vacancy left by Mr. Walklett’s resignation.

Mr. Cady served as President of the Registrant’s wholly-owned subsidiary, SBS Interactive, Inc. in 2002. For the past five years, Mr. Cady has served as a consultant to a variety of businesses in the fields of healthcare, banking services and education. He served on the Board of Directors of Healthspan, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SBS INTERACTIVE, CO.

Date:	February 3, 2006	By:	/s/ Steven S. Cady
Name: Steven S. Cady Title: President